       As filed with the Securities and Exchange Commission on June 23, 1999
                                                      Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               ----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               ----------------------

                                 NASH-FINCH COMPANY
               (Exact name of registrant as specified in its charter)

                 DELAWARE                               41-0431960
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

         7600 FRANCE AVENUE SOUTH
               P.O. BOX 355                             55440-0355
          MINNEAPOLIS, MINNESOTA
 (Address of Principal Executive Offices)                (Zip Code)


                               ----------------------

                NASH-FINCH COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plan)

                               ----------------------

                                 NORMAN R.  SOLAND
                SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 NASH-FINCH COMPANY
                              7600 FRANCE AVENUE SOUTH
                                    P.O. BOX 355
                             MINNEAPOLIS, MN 55440-0355
                                   (612) 844-1153
                        (Name, address and telephone number,
                     including area code, of agent for service)

                               ----------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
             IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                               ----------------------

                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
  TITLE OF SECURITIES TO    AMOUNT TO BE    PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM            AMOUNT OF
     BE REGISTERED (1)     REGISTERED (2)       PRICE PER UNIT (3)     AGGREGATE OFFERING PRICE     REGISTRATION FEE
 Common Stock, par value       200,000                $9.84                   $1,968,000                $547.10
 $1.66-2/3 per share
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also includes common stock purchase rights, which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Stockholder Rights Agreement dated February 13, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended , this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the above-referenced employee benefit plan.

(3) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the average between the high and low sales prices of the Registrant's Common Stock on June 22, 1999 on the Nasdaq National Market.

                                       PART I

                                INFORMATION REQUIRED
                          IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.


                                      PART II

                                INFORMATION REQUIRED
                           IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Nash-Finch Company (the "Registrant" or the "Company") (File No. 0-785) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

     (2) The Company's Quarterly Report on Form 10-Q for the twelve week period ended March 27, 1999;

     (3) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 2, 1999;

     (4) The description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description; and

     (5) The description of the common stock purchase rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The financial statements of the Company incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, for the periods indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended January 2, 1999. The financial statements audited by Ernst & Young LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Norman R. Soland, the Company's Senior Vice President, Secretary and General Counsel. As of May 31, 1999, Mr. Soland was the beneficial owner of 13,175 shares of Common Stock and options to purchase 18,024 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145, including liabilities under the Securities Act.

      Article XV of the Company's Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director as a directory; provided, however, that personal liability shall not be eliminated or limited to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, dealing with the unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions in which the director received an improper personal benefit. In addition, the personal liability of directors is further limited to the fullest extent permitted to the General Corporation Law of Delaware, as amended from time to time.

      Article V of the Company's Restated Bylaws, as amended (the "Bylaws"), provides that directors, officers and employees, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company against reasonable expenses incurred in connection with or resulting from any claim, action, suit or proceeding, civil or criminal, in which such person may be involved by reason of any action taken or not taken in such person's capacity as a director, officer or employee of the Company, provided that such person acted in good faith in what was reasonably believed to be in the best interests of the Company, and, with respect to criminal proceedings, reasonably believed that such conduct was lawful. Article V of the Bylaws further provides that directors, officers and employees will be indemnified to the fullest extent permitted by Delaware law.

      The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company. The Company has also entered into indemnification agreements with each of its directors and executive officers providing such directors and officers with indemnification to the fullest extent permitted by the General Corporation Law of Delaware.

      The foregoing represents a summary of the general effect of the DGCL, the Company's By-Laws and Restated Certificate of Incorporation, the Company's directors and officers liability insurance coverage and the indemnification agreements for purposes of general description only.


ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable. No securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS.

EXHIBIT NO.
-----------

4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 30, 1989 (File No. 0-785)),

4.2 Stockholder Rights Agreement, dated February 13, 1996, between the Company and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated February 13, 1996 (File No. 0-785)).

5.1  Opinion of Norman R. Soland (filed herewith).

23.1 Consent of Ernst & Young LLP (filed herewith).

23.2 Consent of Norman R. Soland (included in Exhibit 5.1).

24.1 Power of Attorney (included on page 7 of this Registration Statement).

     The Registrant hereby undertakes that it will submit or have submitted in a timely manner the Plan and any amendment thereto to the Internal Revenue Service for purposes of obtaining a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 22, 1999.

                                   NASH FINCH COMPANY

                                   By: /s/ Ron Marshall
                                       -------------------------
                                       Ron Marshall
                                       President and Chief Executive Officer
                                       (principal executive officer)



                                 POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ron Marshall and Norman R. Soland, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 22, 1999 by the following persons in the capacities indicated.

SIGNATURE                                  TITLE
---------                                  -----

/s/ Ron Marshall                     President and Chief Executive Officer
--------------------------           (Principal Executive Officer) and
Ron Marshall                         Director

/s/ John A. Haedicke                 Chief Financial and Administrative
--------------------------           Officer (Principal Financial Officer)
John A. Haedicke

/s/ Lawrence A. Wojtasiak
--------------------------
Lawrence A. Wojtasiak                Controller (Principal Accounting Officer)

--------------------------
Carole F. Bitter                     Director

/s/ Richard A. Fisher
--------------------------
Richard A. Fisher                    Director

/s/ Jerry L. Ford
--------------------------
Jerry L. Ford                        Director

/s/ Allister P. Graham
--------------------------
Allister P. Graham                   Director

/s/ John H. Grunewald
--------------------------
John H. Grunewald                    Director

/s/ Richard G. Lareau
--------------------------
Richard G. Lareau                    Director

/s/ Donald R. Miller
--------------------------
Donald R. Miller                     Director

/s/ Robert F. Nash
--------------------------
Robert F. Nash                       Director

/s/ Jerome O. Rodysill
--------------------------
Jerome O. Rodysill                   Director

/s/ William R. Voss                  Director
--------------------------
William R. Voss

                                 INDEX TO EXHIBITS

  NO.                ITEM                           METHOD OF FILING
  ---                ----                           ----------------
 4.1   Form of Common Stock
       Certificate . . . . . . . . . .   Incorporated  by  reference to Exhibit
                                         4.1  to the Company's Annual Report on
                                         Form  10-K for the year ended December
                                         30, 1989 (File No. 0-785).

 4.2   Stockholder Rights Agreement,
       dated February 13, 1996,
       between the Company and
       Norwest Bank Minnesota,
       National Association  . . . . .   Incorporated by reference to Exhibit 4
                                         to  the  Company's  Current  Report on
                                         Form  8-K  for the year ended February
                                         13, 1996 (File No. 0-785).

 5.1   Opinion of Norman R. Soland . .   Filed herewith.

 23.1  Consent of Ernst & Young LLP. .   Filed herewith.

 23.2  Consent of Norman R. Soland . .   Included in Exhibit 5.1.

 24.1  Power of Attorney . . . . . . .   Included on page 7 of this
                                         Registration Statement.